WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 EXHIBIT 99.1 FOR IMMEDIATE RELEASE Investor Contact: Dominic C. Canuso 302-571-6833 January 6, 2022 dcanuso@wsfsbank.com Media Contact: Rebecca Acevedo 215-253-5566 racevedo@wsfsbank.com WSFS Reaches Litigation Settlement and Recovery of $15 Million, or $0.23 EPS WILMINGTON, Del. – WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, announced today that it finalized a settlement to resolve litigation against the counterparty to the 2010 stock purchase agreement by which WSFS purchased Christiana Bank & Trust Company (Christiana Trust). WSFS will receive $15 million under the settlement and anticipates a positive earnings per diluted common shares (EPS) impact of approximately $0.23 per share (after-tax) during the fourth quarter of 2021. In the litigation, WSFS sought to enforce an indemnity arising from the stock purchase agreement and recover all remaining amounts owed to WSFS relating to the previously disclosed Universitas Education, LLC (Universitas) arbitration proceeding. WSFS had entered into a settlement agreement on February 27, 2018 with Universitas to resolve arbitration claims related to services provided by Christiana Trust prior to its acquisition by WSFS in December 2010 by agreeing to pay Universitas $12 million to avoid the uncertainties of arbitration and to end the expense of ongoing litigation. Thereafter, WSFS sued the insurance carriers that provided coverage relating to the Universitas matter and reached a settlement to recover approximately $8 million during the third quarter of 2018. This $15 million settlement payment to resolve the indemnity litigation plus the approximate $8 million in recoveries from prior litigated matters (including the insurance carrier lawsuit) have resulted in a complete recovery of the $12 million paid to Universitas and all litigation costs incurred by WSFS in the Universitas arbitration and all related lawsuits, including the current litigation, plus an amount allocable to prejudgment interest.

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 About WSFS Financial Corporation WSFS Financial Corporation is a multi-billion-dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally managed bank and trust company headquartered in Delaware and the Greater Philadelphia region. As of September 30, 2021, WSFS Financial Corporation had $15.4 billion in assets on its balance sheet and $27.6 billion in assets under management and administration. WSFS operates from 112 offices, 89 of which are banking offices, located in Pennsylvania (52), Delaware (42), New Jersey (16), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Cash Connect®, Cypress Capital Management, LLC, Christiana Trust Company of Delaware®, NewLane Finance®, Powdermill® Financial Solutions, West Capital Management®, WSFS Institutional Services®, WSFS Mortgage®, and WSFS Wealth® Investments. Serving the Greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com. Forward-Looking Statements This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to WSFS’ predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “anticipate,” “will,” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond WSFS’ control) and are subject to significant risks and uncertainties (which change over time) and other factors, including WSFS’ acquisition of Bryn Mawr Bank Corporation and the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on WSFS’ business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in WSFS’ Form 10-K for the year ended December 31, 2020, Form 10-Q for the quarter ended March 31, 2021, Form 10-Q for the quarter ended June 30, 2021, Form 10- Q for the quarter ended September 30, 2021, and other documents filed by WSFS with the Securities and Exchange Commission from time to time. WSFS cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and WSFS disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of WSFS for any reason, except as specifically required by law. As used in this press release, the term "WSFS" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. ###